Exhibit 23.2

October 25, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, dated October 25, 2019, of our report dated April 26, 2019 relating to Trupet LLC’s financial statements for the years ended December 31, 2018 and 2017.

Signed:

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Ontario

October 25, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, dated October 25, 2019, of our report dated April 9, 2019 relating to Bona Vida, Inc’s financial statements for the period from the date of incorporation, March 29, 2018 to December 31, 2018

Signed:

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Ontario